STEIN MART, INC.
                             EXECUTIVE DEFERRAL PLAN

                                    ARTICLE I
                              ESTABLISHMENT OF PLAN

     1.01 Background of Plan. Stein Mart, Inc. hereby establishes, effective as of September 1, 1999, a deferred compensation plan known as the Stein Mart, Inc. Executive Deferral Plan. The Plan will be effective for Compensation payable on or after September 1, 1999.

     1.02 Purpose. The Company desires to recognize the valuable contribution of certain selected executives by providing this Deferral Plan, under which participants may voluntarily defer compensation, which, the Company will partially match.

     1.03 Status of Plan. The Plan is intended to be a nonqualified, unfunded plan of deferred compensation under the Internal Revenue Code of 1986, as amended ("Code"). Although the plan is unfunded for tax purposes, the Company may establish a trust under Revenue Procedure 92-64 to provide benefits under the Plan. (See Section 1.04).

     1.04 Establishment of Trust. As noted in Section 1.03, the Company may establish a "rabbi" trust to provide for the payment of benefits under the terms of the Plan ("Trust"). It is intended that a transfer of assets into the Trust will not generate taxable income (for federal income tax purposes) to the Participants until such assets are actually distributed or otherwise made available to the Participants.


                                    ARTICLE 2
                                   DEFINITIONS

     2.01 Definitions. Certain terms of the Plan have defined meanings set forth in this Article and which shall govern unless the context in which they are used clearly indicates that some other meaning is intended.

          Beneficiary. Any person or persons designated by a Participant, in accordance with procedures established by the Committee or Plan Administrator, to receive benefits hereunder in the event of the Participant's death. If any Participant shall fail to designate a Beneficiary or shall designate a Beneficiary who shall fail to survive the Participant, the Beneficiary shall be the Participant's surviving spouse, or, if none, the Participant's surviving descendants (who shall take per stirpes) and if there are no surviving descendants, the Beneficiary shall be the Participant's estate.

          Board. The Board of Directors of the Company.

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         Change in Control. As defined in Section 9.03.

         Committee. The Compensation Committee of the Board.

         Company. Stein Mart, Inc. and its subsidiaries and affiliates which choose to participate in the Plan, and their corporate successors.

         Company Matching Contribution. The matching contributions made by the Company to Participants' Deferral Accounts in accordance with Section 5.03.

         Compensation. The total salary and cash bonus payable by the Company to a Participant for services to the Company or any of its affiliates, as such amount may be changed from time to time.

         Deferral Account. The account established by the Company for each Participant for Compensation deferred pursuant to the Plan and Company Matching Contributions which account shall be credited or debited with interest, earnings and changes in value in the investment indexes chosen by the Participant as the value measurements for the Deferral Account. The maintenance of individual Deferral Accounts is for bookkeeping purposes only.

         Disability. Total and permanent disability as determined under the Company's long term disability program, whether or not the Participant is covered under such program. If no such program is in effect, the Disability of a Participant shall be determined in good faith by the Board.

         Effective Date. The Plan will be effective for Compensation payable on or after September 1, 1999.

         Election Form. A form, substantially in the form attached hereto as Exhibit A, pursuant to which a Participant elects to defer Compensation under the Plan.

         Election Date. The date established by the Plan as the date by which a Participant must submit a valid Election Form to the Plan Administrator in order to participate in the Plan for a Plan Year. For each Plan Year, the Election Date is December 31 of the preceding Plan Year, except that, employees becoming newly eligible may elect within thirty
         (30) days after eligibility for the Plan to defer Compensation to be earned for services performed in the balance of the year remaining after the deferral is made.

         Participant. Any Selected Executive who has elected to participate in the Plan.

         Plan. The Stein Mart, Inc. Executive Deferral Plan as set forth in this document together with any subsequent amendments hereto.

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         Plan  Administrator.  The  Committee or its delegee of  administrative duties under the Plan pursuant to Section 3.02.

         Plan Fiduciary. The Fiduciary of this Plan shall be the Committee.

         Plan Year. The Plan Year shall be the twelve-month period from January 1 of each year though December 31 of that year.

         Retirement. Retirement shall mean the first day of the month in which the Participant ceases employment with the Company and such retirement is either on or after the Participant's attainment of age 62.

         Selected Executive. With respect to a Plan Year, a highly compensated and/or management employee of the Company or any of its affiliates who has been selected by the Committee to be an eligible participant in the Plan for such Plan Year.

         Termination of Employment. A Termination of Employment occurs when a Participant ceases for any reason to be an employee of the Company or any of its affiliates.

                                    ARTICLE 3
                           ADMIN1STRATION OF THE PLAN

3.01 Administrator of the Plan. The Plan shall be administered by the Committee.

3.02 Authority of Committee. The Committee shall have full power and authority to: (i) interpret and construe the Plan and adopt such rules and regulations as it shall deem necessary and advisable to implement and administer the Plan, (ii) determine the benefits of the Plan to which any Participant, Beneficiary or other person may be entitled,
         (iii) keep records of all acts and determinations of the Committee and Plan Administrator, and to keep all such records, books of accounts, data and other documents as may be necessary for the proper administration of the Plan, (iv) prepare and distribute to all Participants and Beneficiaries information concerning the Plan and their rights under the Plan, (v) do all things necessary to operate and administer the Plan in accordance with its provisions, and (iv) designate persons other than members of the Committee or the Board to carry out its responsibilities, subject to such limitations, restrictions and conditions as it may prescribe. The Committee may delegate administrative duties under the Plan to one or more agents as it shall deem necessary or advisable.

3.03 Effect of Committee Determinations. No member of the Committee or the Board or the Plan Administrator shall be personally liable for any action or determination made in good faith with respect to the Plan or to any settlement of any dispute between a Participant and the Company. Any decision or action taken by the Committee or the Board with respect to the administration or interpretation of the Plan shall be conclusive and binding upon all persons.

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                                    ARTICLE 4
                                  PARTICIPATION

4.01 Election to Participate. Each Selected Executive is automatically eligible to participate in the Plan. He or she may participate in the Plan by delivering a properly completed and signed Election Form to the Plan Administrator on or before the Election Date. The Participant's participation in the Plan will be effective as of the first day of the Plan Year beginning after the Plan Administrator receives the Participant's Election Form, or, in the case of the first Plan Year, September 1, 1999. A Participant shall not be entitled to any benefit hereunder unless such Participant has properly completed an Election Form and deferred the receipt of Compensation pursuant to the Plan.

4.02 Voluntary-Termination of Election Form. A Participant may terminate his or her Election Form at any time. Such termination will be effective on the first day of the calendar quarter after the Participant notifies the Plan Administrator of the Participant's termination of the Election Form. If a Participant terminates his or her Election Form, the Participant may not activate a new Election Form to defer Compensation for the remainder of the Plan Year in which the Participant's former Election Form was terminated. Any Compensation deferred prior to the termination of the Election Form shall remain subject to the original Election Form and the Plan. On or before the Election Date for the following Plan Year or of any subsequent Plan Year, the Participant may deliver a new Election Form and thereby defer the receipt of any future Compensation. Such new Election Form shall be effective only for Compensation applicable to the Participant's service after the first day of the Plan Year following the Plan Administrator's receipt of the Participant's new Election Form.

4.03 Continuation of Election Form. Prior to the commencement of each Plan Year, a Participant shall have the right, by executing and delivering to the Plan Administrator a new Election Form, to modify the percentage of his or her Compensation which is deferred under the Plan. If the Participant fails to deliver a new Election Form prior to the commencement of the new Plan Year, the Participant's Election Form in effect during the previous Plan Year shall continue in effect during the new Plan Year.

4.04     Automatic Termination of Election Form. A Participant's  Election
         Form  will   automatically   terminate  at  the  earlier  of  (i)  the
         Participant's Termination of Employment, or (ii) the termination of the Plan.

4.05 No Implied Rights, Effect on Other Benefits. Nothing contained in the Plan shall be deemed to give any Selected Executive the right to continue in such status or to remain as an employee of the Company. Except as otherwise required by applicable law, the Compensation deferred by a Participant shall be included in the Participant's annual compensation for calculating the Participant's bonuses and awards, insurance and other employee benefits, except that in accordance with the terms of any plan qualified under Section 401 of the Code maintained by the Company, the amount deferred shall not be included as calendar year compensation in calculating the Participant's benefits or contributions by or on behalf of the Participant under such plan or plans. Benefits under the Plan shall be excluded from compensation in years paid for purposes of calculating a Participant's bonuses and awards, insurance and other employee benefits.

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                                    ARTICLE 5
                                 PLAN BENEFIT'S

5.01 Deferred Compensation. A Participant may elect to defer up to 100% of his or her Compensation to his or her Deferral Account in accordance with the terms of the Plan and the Election Form; provided, however, that the Company Matching Contribution shall apply only with respect to deferrals of up to 10% of the employee's basic salary and 10% of his or her bonus. For bookkeeping purposes, the amount of the Compensation which the Participant elects to defer pursuant to the Plan shall be transferred to and held in individual Deferral Accounts.

5.02 Time of Election of Deferral. A Participant who wishes to defer Compensation for a Plan Year must irrevocably elect to do so on or prior to the Election Date for such Plan Year, by delivering a valid Election Form to the Plan Administrator. The Election Form shall indicate the percentage of Compensation (with a minimum of $5,000) to be credited to the Participant's Deferral Account.

5.03 Company Matching Contributions. For each dollar ($1.00) that a Participant defers into his or her Deferral Account (up to 10% of salary and 10% of bonus), the Company will make a matching contribution of one dollar ($1.00). Company Matching Contributions will be paid into the Participant's Deferral Account and will earn in accordance with
         Section 5.04. The Board may change the amount of the Company Matching Contributions for any future Plan Year by giving written notice to eligible Participants prior to the Election Date for such Plan Year. Any such change will be prospective only.

5.04     Deferral Account.

         (a) Deferral Account. Amounts in a Participant's Deferral Account will be credited or debited with interest, earnings and changes in value in the investment indexes chosen by the Participant as the value measurements for the Deferral Account as of the dates on which Compensation is deposited into the Deferral Account (or such other day as determined by the Plan Administrator). The Participant shall choose from among the financial pools offered in Schedule B, attached hereto, the investment indexes from which to determine the value of his or her Deferral Account with the result that the Deferral Account shall be valued as if the Participant's deferrals had actually been invested in the pools chosen by the Participant. A Participant may change his or her investment index choices quarterly by submitting a new election form before the beginning of the calendar quarter for which the change is to be effective.

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         (b)  Sub-Accounts.   To  the  extent   required  for  bookkeeping
              purposes,   a   Participant's   Deferral   Account  will  be
              subdivided   to   reflect   deferred   Compensation   on   a
              year-by-year basis. For example, a 1999 Sub-Account, a 2000 Sub-Account, and so on.

         (c)  Reports.   Participants  will  be  provided  with  quarterly
              reports as to the status of their

5.05 Vesting. Vesting refers to a Participant's ability to receive benefits upon Termination of Employment. Participants are always 100% vested in their Deferral Accounts other than Company Matching Contributions and earnings thereon. Company Matching Contributions and interest thereon become vested in accordance with the following schedule:



          Years since first                   Vested % of Company Matching
          deferral under the Plan             Contributions and earnings thereon
         ---------------------------          ----------------------------------
            Less than 4 Years                               0%

            4 Years                                        20%

            5 Years                                        40%

            6 Years                                        60%

            7 Years                                        80%

            8 Years                                       100%

            Earlier death or Disability                   100%
            of Participant

            A successor to the Company terminates         100%
            the Plan

            A successor to the Company  terminates        100%
            the employment of Participant without
            cause within 24 months of a Change
            in Control

            Retirement, as defined herein                 100%



5.06     Form of Payment.

         (a) Payment Date. Payment of Plan benefits shall commence on the earliest of (i) the Participant's Termination of Employment,
              (ii) the Participant's death, or (iii) the Participant's Disability. The termination of a Participant's status as a
              Selected   Executive   will  not,   absent   Termination  of
              Employment, cause a payout of such Participant's Deferral Account, and such person may continue to defer Compensation into the Plan, but no Company Matching Contributions will be made on Compensation deferred while he or she is not a Selected Executive. Earnings will continue to accrue on such person's Deferral Account as provided in Section 5.04.
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         (b)  Method of Distribution.  Upon a Participant's Termination of
              Employment which is not also a Retirement, distribution of vested amounts from a Participant's Deferral Account shall be paid to the Participant in a lump sum to a maximum of
              $100,000   with  the  balance   paid  in  as  many  as  five
              approximately equal annual installments. The distribution shall be valued as of the quarter end immediately following the Termination of Employment. The distribution(s) shall commence as soon as practicable after the generation of the report contemplated in Section 5.04(c). Upon a Participant's Termination of Employment which is also a Retirement, distribution of vested amounts from a Participant's Deferral Account shall be paid to the Participant in a lump sum or in ten or fifteen approximately equal annual installments as designated by the Participant on the initial Election Form. If the Deferral Account for such retiree is less than $50,000, the balance will be paid in a lump sum regardless of the designation on the Election Form. The unpaid portion
              of  the   Deferral   Account   shall   continue  to  receive
              allocations of earnings as provided in Section 5.04. Upon the Participant's death, all unpaid amounts held in the
              Participant's   Deferral   Account  shall  be  paid  to  the
              Participant's Beneficiary in a lump sum. Such payment will be paid no later than the first business day of the fourth month following the Participant's death.

5.07 Early Withdrawals. The Plan Administrator may, in its sole discretion, accelerate the payment to a Participant of an amount reasonably necessary to pay for the college tuition of such Participant's dependents. Such payment may be made even if the Participant has not incurred a Termination of Employment, provided that he or she has been a Participant for at least five years and has given two year's advance written notice to the Plan Administrator of the Participant's desire to receive an accelerated payment under this Section 5.07. All such distributions shall be made in a lump sum. Such payments will be subject to a forfeiture (withdrawal fee) of 15% of the amount withdrawn which shall be an additional debit from the Deferral Account.

5.08 Financial Hardship. The Plan Administrator may, in its sole discretion, accelerate the payment to a Participant of an amount reasonably necessary to handle a severe financial hardship of a sudden and unexpected nature due to causes not within the control of the Participant. Such payment may be made even if the Participant has not incurred a Termination of Employment and regardless of the number of years he or she has been a Participant. All financial hardship distributions shall be made in cash in a lump sum. Such payments will be made on a first-in, first-out basis so that the oldest Compensation deferred under the Plan shall be deemed distributed first in a financial hardship.
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5.09     Payment  to Minors  and  Incapacitated  Persons.  In the event that any amount is payable to a minor or to any person who, in the judgment of the Plan Administrator, is incapable of making proper disposition thereof, such payment shall be made for the benefit of such minor or such person in any of the following ways as the Plan Administrator, in its sole discretion, shall determine:

               (a) By payment to the legal representative of such minor or such person;

               (b)  By payment directly to such minor or such person;

               (c) By payment in discharge of bills incurred by or for the benefit of such minor or such person. The Plan Administrator shall make such payments without the necessary intervention of any guardian or like fiduciary, and without any obligation to require bond or to see to the further application of such payment. Any payment so made shall be in complete discharge of the Plan's obligation to the Participant and his or her Beneficiaries.

5.10     Application  for  Benefits.   The  Plan  Administrator  may  require  a
         Participant or Beneficiary to complete and file certain forms as a condition precedent to receiving the payment of benefits, including without limitation a consent to participation in any corporate owned life insurance program which the Company sponsors. The Plan Administrator may rely upon all such information given to it, including the Participant's current mailing address. It is the responsibility of all persons interested in receiving a distribution pursuant to the Plan to keep the Plan Administrator informed of their current mailing addresses.

5.11 Designation of Beneficiary. Each Participant from time to time may designate any person or persons (who may be designated contingently or successively and who may be an entity other than a natural person) as his or her Beneficiary or Beneficiaries to whom the Participant's Deferral Account is to be paid if the Participant dies before receipt of all such benefits. Each Beneficiary designation shall be on the form prescribed by the Plan Administrator and will be effective only when filed with the Plan Administrator during the Participant's lifetime. Each Beneficiary designation filed with the Plan Administrator will cancel all Beneficiary designations previously filed with the Plan Administrator. The revocation of a Beneficiary designation, no matter how effected, shall not require the consent of any designated Beneficiary.

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                                  ARTICLE 6
                        BENEFITS PAID FROM GENERAL ASSETS

6.01 Benefit Payments from General Assets. Plan benefits shall be paid from the general assets of the Company or as otherwise directed by the Company. To the extent that any Participant acquires the right to receive payments under the Plan (from whatever source), such right shall be no greater than that of an unsecured general creditor of the Company. Participants and their Beneficiaries shall not have any preference or security interest in the assets of the Company other than as a general unsecured creditor.

                                    ARTICLE 7
                            AMENDMENT AND TERMINATION

7.01 Amendment and Termination. The Committee reserves the right to modify, alter, amend, or terminate the Plan, at any time and from time to time, without notice, to any extent deemed advisable; provided, however, that no such amendment or termination shall (without the written consent of the Participant, if living, and if not, the Participant's Beneficiary) adversely affect any benefit under the Plan which has accrued with respect to the Participant or Beneficiary as of the date of such amendment or termination regardless of whether such benefit is in pay status.

                                    ARTICLE 8
                                CLAIMS PROCEDURE

8.01 Claims Procedure. Deferral Accounts shall be paid in accordance with the provisions of this Agreement. If the Participant or his or her Beneficiary requests payment of benefits, and such request is denied in whole or in part, the Participant or his designated Beneficiary may request a review of the Company's denial of benefits within sixty days of the date the Participant or his Beneficiary receives written notice of such denial. If the Company again denies the Participant's or his Beneficiary's request for payment of benefits, the Company shall provide written notice of the denial of benefits to the Participant or his Beneficiary and shall include in such notice a claims appeal procedure, all in accordance with Section 503 of the ERISA and DOL Regulation ss.2560.503-1 and such procedures are incorporated in this Agreement by reference.

                                    ARTICLE 9
                                  MISCELLANEOUS

9.01 Headings. The headings and sub-headings in the Plan have been inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

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9.02     Spendthrift  Clause.  None  of  the  benefits,  payments,  proceeds  or distributions under the Plan shall be subject to the claim of any creditor of any Participant or Beneficiary, or to any legal process by any creditor of such Participant or Beneficiary, and none of them shall have any right to alienate, commute, anticipate or assign any of the benefits, payments, proceeds or distributions under the Plan except to the extent expressly provided herein to the contrary.

9.03 Change in Control. A change of Control is the purchase or other acquisition by any person, entity or group of persons, within the meaning of section 13(d) of the Securities Exchange Act of 1934 ("Act"), or any comparable successor provisions, or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 30 percent or more of either the outstanding shares of common stock or the combined voting power of Company's then outstanding voting securities entitled to vote generally, or the approval by the stockholders of Company of a reorganization, merger, or consolidation, in each case, with respect to which persons who were stockholders of Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50 percent of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated Company's then outstanding securities, or a liquidation or dissolution of Company or of the sale of all or substantially all of Company's assets. The Plan shall not be automatically terminated by the Company's acquisition by, merger into, or sale of substantially all of its assets to any other organization, but the Plan shall be continued thereafter by such successor organization. All rights to amend, modify, suspend or terminate the Plan shall be transferred to the successor organization, effective as of the date of the Change in Control. If the successor terminates the Plan, all Participants shall thereupon become 100%
         vested in their Deferral Accounts, including Company Matching Contributions and earnings thereon. If within 24 months of the Change in Control a Participant incurs a Termination of Employment other than for cause, such Participant shall thereupon become 100% vested in his or her Deferral Account, including Company Matching Contributions and earnings thereon.

9.04 Release. Any payment to Participant or Beneficiary, or to their legal representatives, in accordance with the provisions of the Plan, shall to the extent thereof be in full satisfaction of all claims hereunder against the Committee, the Plan Administrator and the Company, any of whom may require such Participant, Beneficiary, or legal representative, as a condition precedent to such payment, to execute a receipt and release therefor in such form as shall be determined by the Plan Administrator, the Committee, or the Company, as the case may be,

9.05 Governing Law and Venue. To the extent not governed by federal law, the Plan shall be construed in accordance with and governed by the laws of the State of Florida. Venue shall lie in Duval County, Florida.

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
9.06 Successors and Assigns. The Plan shall be binding upon the successors and assigns of the parties hereto.

9.07 Tax Withholding. Notwithstanding any other provision of this Plan, the Company may withhold from any payment made by it under the Plan such amount or amounts as may be required for purposes of complying with the tax, withholding or other provisions of the Code or the Social Security Act or any state or local income or unemployment tax act or for purposes of paying any estate, inheritance or other tax attributable to any amounts payable hereunder.

     IN WITNESS WHEREOF, the Company has caused this Plan to be duly executed and its seal to be hereunto affixed on the date indicated below, but effective as of September 1, 1999.


                                STEIN MART, INC.

                                By: /s/ D. Hunt Hawkins
                                ------------------------------------------------

                                Title: Senior Vice President, Human Resources
                                ------------------------------------------------

                                Date: 9/13/99
                                ------------------------------------------------


[CORPORATE SEAL]
Attest:

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